Exhibit 99.1

PRESS RELEASE                            FOR IMMEDIATE RELEASE

March 24, 2020                                NEW YORK METRO

INVESTOR CONTACT:     MFA Investor Relations             NYSE: MFA
212-207-6488
www.mfafinancial.com

MFA Financial, Inc. Provides Status Update on Status of Financing Arrangements as of March 23, 2020

NEW YORK - MFA Financial, Inc. (NYSE: MFA) (the “Company”) announced today that in recent weeks, due to the turmoil in the financial markets resulting from the global pandemic of the COVID-19 virus, the Company and its subsidiaries have received an unusually high number of margin calls from financing counterparties, and have also experienced higher funding costs in respect of its repurchase agreements. At the close of business on March 23, 2020, the Company did not meet its margin calls. Further, on March 23, 2020, the Company notified its financing counterparties that it does not expect to be in a position to fund the anticipated volume of future margin calls under its financing arrangements in the near term as a result of market disruptions created by the COVID-19 pandemic. The Company estimates that, as of March 20, 2020, the Company’s aggregate obligations under its various financing arrangements is approximately $9.5 billion.

In light of the events and conditions described above, the Company is engaged in discussions with its financing counterparties with regard to entering into forbearance agreements pursuant to which each counterparty would agree to forbear from exercising its rights and remedies with respect to an event of default under the applicable financing arrangement for an agreed-upon period. The Company cannot predict whether its financing counterparties will enter into a forbearance agreement, the timing of any such agreement, or the terms thereof.

Under the terms of the Company’s financing arrangements, if the Company fails to deliver additional collateral or otherwise meet margin calls when due, the counterparties may demand immediate payment by the Company of its aggregate outstanding financing obligations and/or take ownership of the securities securing the Company’s financing obligations.

The Company has engaged Hunton Andrews Kurth LLP and Quinn Emanuel Urquhart & Sullivan, LLP as legal counsel and FTI LLC as financial advisor in connection with its financings and related matters.

MFA Financial, Inc. is a real estate investment trust primarily engaged in the business of investing, on a leveraged basis, in residential mortgage assets, including residential mortgage-backed securities and residential whole loans.

Forward-Looking Statements

When used in this report or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: the Company’s estimates of its outstanding borrowings under its financing arrangements, uncertainties related to negotiations with the Company’s financing counterparties including with respect to any forbearance agreement and the timing of any such agreement or the terms thereof. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the Company’s ability to accurately estimate its outstanding borrowings under its financing arrangements, uncertainties related to negotiations with the Company’s financing counterparties including with respect to any forbearance agreement, the timing of any such agreement or the terms thereof, changes in interest rates, changes in default rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, conditions in the market for our residential mortgage backed securities, residential whole loans, residential mortgage securities, MSR-related assets and other assets, the timing and amount of distributions to our stockholders, our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, conditions in the real estate market, legislative and regulatory changes that could adversely affect the business of the Company and the ongoing spread and economic effects of the novel coronavirus (COVID-19). Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. All information in this press release is as of March 23, 2020. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.